PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT ("Agreement"), is entered effective as of this 31st day of January, 2006, by and among:

Connected Media Technologies,  Inc. ("CMT"), a Delaware Corporation  ("Seller");
and

Rothschild Trust Holdings, LLC ("Trust"), a Florida limited liability company ("Buyer").

Buyer and Seller are collectively referred to as "parties."

                              W I T N E S S E T H:

     WHEREAS, Buyer desires to purchase from the Seller certain Intellectual Property described on EXHIBIT A attached hereto (the "Assets"), free of any obligations or other liabilities of the Seller, subject to the terms and conditions and based upon the parties' representations, warranties and covenants hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Agreement To Sell. Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, the Assets listed on Exhibit A.

2. Purchase Price. The consideration to be paid for the Assets by Purchaser (subject to adjustment as hereinafter provided) shall be the following:

          A. Purchaser agrees to deposit a total of Thirteen Million Two Hundred Forty One Thousand Two Hundred and Twenty Three (13,241,223) shares of CMT common stock owned by Purchaser into an escrow account (the "Escrow Shares") pursuant to the terms of the Escrow Agreement, substantially in the form of the agreement attached as EXHIBIT B. The Escrow Shares will be held in escrow until such time as the Seller has deposited royalties otherwise payable directly to the Trust according to the terms of that certain Royalty Bearing License Agreement, totaling $690,000 into the escrow account. Seller shall provide Notice to Purchaser within two (2) days of the deposit of $690,000 into the escrow account by the Seller, Pursuant to the terms of the Escrow Agreement, upon the deposit of $690,000 into the escrow account by the Seller, Purchaser shall have thirty (30) days from the Notice date to deposit $ 728,267.26 into the escrow account, or $514,868.21 upon the occurrence of the events set forth in Section 3(b) herein, in exchange for the Escrow Shares. If the Purchaser has not deposited such amount into the escrow account within 30 days, the Escrow Agent shall immediately release the Escrow Shares to the Seller. If the Seller shall default on either the Bristol Bank loan, or the Convertible Debenture issued to Montgomery Equity Partners, LP ("MEP") dated as of the date hereof, the Seller shall forfeit any and all claim to the Escrow Shares, subject to the Seller's timely exercise of any applicable cure or other similar provisions in the applicable documents.

          B. To help induce MEP to enter into the Convertible Debenture, and related documents (collectively, the "Funding Documents") with the Seller, Purchaser agrees to allow MEP to obtain a first priority secured lien on the Assets through the filing of a UCC-1. The MEP lien will be released upon the earlier of the Sellers deposit of the $690,000 into the escrow account or MEP's conversion of $690,000 of the Convertible Debenture plus accrued interest.

          C. Purchaser will grant Seller a license to use the Assets listed on EXHIBIT A, pursuant to the terms of the Royalty Bearing License Agreement, substantially in the form attached as EXHIBIT C.

3.   Obligations of Seller.
     ----------------------

     (a) Seller shall indemnify and hold the Buyer harmless against any of Seller's accounts payable and other liabilities. Except as provided in this agreement, Buyer is not acquiring, directly or indirectly, any of Seller's liabilities, and no such assumption shall accrue to Buyer by operation of law or otherwise.

     (b) Seller shall not directly or indirectly make, create, incur, assume or permit to exist any security interest or other secured lien in, to or against any part of the Seller's assets, or offer or agree to do so, other than the lien granted to MEP. If the Seller shall grant such a secured interest or lien to any other party, Three Million Eight
          Hundred Seventy Nine Thousand Nine Hundred and Eighty Three (3,879,983) of the Escrow Shares, representing $213,399.05 owed to the Purchaser pursuant to a Promissory Note issued by the Seller (the "Note"), shall be immediately released from escrow back to the Purchaser. Upon the release of the 3,879,983 shares of common stock to the Purchaser, Seller shall be released from any further obligations under the Note.

4. The Closing. The "closing" means the settlement of the obligations of Seller and Purchaser to each other under this agreement.

5. Closing Documents. At the closing, Seller shall execute and deliver to Purchaser such instruments as may be necessary or proper to transfer to Purchaser all ownership interests in the Assets to be transferred under this Agreement.

6. Formal Documents. Upon agreement of both Seller and Purchaser of this Agreement of Sale of Assets, any necessary formal documents are to be promptly prepared and executed by all parties.

7. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

     (A) Seller have full power and authority to conduct its business as now carried on, and to carry out and perform its undertakings and obligations as provided herein.

     (B) No action,  approval,  consent  or  authorization  of any  governmental
     authority  is  necessary   for  Seller  to  consummate   the   transactions
     contemplated hereby.

     (C) Seller is the owner of and has good and marketable title to the Assets, free of all liens, claims and encumbrances, except: (i) licenses to the Assets that Seller has previously granted; (b) liens, claims and encumbrances set forth in Seller's SEC Documents (as that term is defined in that certain Stock Purchase and Share Agreement by and between the Seller and NatCom of even date herewith; and MEP's UCC-1 lien referenced in
     Section 2(b) herein.

     (D) There are no violations of any law or governmental rule or regulation pending against Seller or the Assets, and Seller has complied with all laws and governmental rules and regulations applicable to the business or the Assets.

     (E) Seller has the legal authority to convey all Assets listed on EXHIBIT A attached hereto, subject to the liens set forth in (C) above.

8. Representations and Warranties of Purchaser. Purchaser represent and warrant to Seller as follows:

     (A) Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein.

     (B) No action, approval, consent or authorization of any governmental authority is necessary for the Purchaser to consummate the transactions contemplated hereby.

     (C) There are no judgments, liens, suits, actions or proceedings pending or, to the best of Purchaser' knowledge, threatened against Purchaser or its property.

9. No Other Representations. Purchaser acknowledges that neither Seller nor any representative or agent of Seller has made any representation or warranty regarding the Assets or the business, or any matter or thing affecting or relating to this agreement, except as specifically set forth in this agreement. Purchaser has inspected the Assets, Purchaser agrees to take the Assets "AS IS" and in their present condition, subject to reasonable use, wear tear and deterioration between now and the closing date.

10. Conditions To Closing. The obligations of the parties to close hereunder are subject to the following conditions:

     (A) The MEP Funding Documents are fully executed by the parties thereto and Seller has received all necessary consents and/or lien releases from MEP (and any other applicable party) to convey the Assets.

     (B) All of the terms, covenants and conditions to be complied with or performed by the other party under this agreement on or before the closing shall have been complied with or performed in all material respects.

     (C) All representations or warranties of the other party herein are true in all material respects as of the closing date.

11. Assignment. Purchaser shall not assign this agreement without the prior written consent of Seller. Any attempted assignment without Seller's consent shall be null and void.

12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five
     (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and upon confirmation of receipt and addressed to the party to be notified as follows:

If to the Company, to:                 Connected Media Technologies, Inc.
                                       80 SW 8th Street, Suite 2230
                                       Miami, Florida 33130
                                       Attn:    Jeffrey Sass

If to the Trust, to:                   Rothschild Trust Holdings, LLC
                                       19333 Collins Avenue #2501
                                       Sunny Isles Beach, Florida 33160
                                       Attn:    Leigh Rothschild

     Or to such other address as each party may designate for itself by like notice.

13. Entire Agreement. This agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

14. Changes Must Be In Writing. This agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular unless the same shall be in writing signed by the party to be bound.

15. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties hereby agree that any disputes arising hereunder shall be submitted to binding arbitration before the American Arbitration Association located nearest to the Business.

16. Binding Effect. This agreement shall not be considered an offer or an acceptance of an offer by Seller, and shall not be binding upon Seller until executed and delivered by both Seller and Purchaser. Upon such execution and delivery, this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this agreement the date first above written.


DATED:                     CONNECTED MEDIA TECHNOLOGIES, INC.,
                                    ("Seller")


                           BY: /s/ Jeffrey Sass
                             ------------------------------
                                   Jeffrey Sass
                                   Chief Executive Officer


DATED:                     ROTHSCHILD TRUST HOLDINGS, LLC.,
                           ("Purchaser")


                           BY: /s/ Leigh M. Rothschild
                             ------------------------------
                                   Leigh M. Rothschild
                                   Managing Member